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                                                                    EXHIBIT 23.1


                  CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Telco Systems, Inc. Amended and Restated 1990 Stock Option Plan and certain Restricted Stock Grant Agreements of our report dated October 12, 1995, with respect to the consolidated financial statements and schedules of Telco Systems, Inc. included in its Annual
Report (Form 10-K) for the year ended August 27, 1995, filed with the Securities and Exchange Commission.



                                                /s/ ERNST & YOUNG LLP

                                                ERNST & YOUNG LLP


Boston, Massachusetts
February 13, 1996